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                             AMENDMENT NO. 1 TO GUARANTY


         AMENDMENT No. 1 ("Amendment No. 1"), dated as of March 15, 1995, from SILICON GRAPHICS, INC., a Delaware corporation (the "Guarantor"), to VIRTUAL FUNDING, LIMITED PARTNERSHIP, a Delaware limited partnership (the "Lessor").

         WHEREAS, the Lessor and Silicon Graphics Real Estate, Inc. entered into an Agreement for Lease dated as of November 18, 1993, as amended by Amendment No. 1 to Agreement for Lease dated as of March 15, 1995; and

         WHEREAS, the Lessor and Silicon Graphics Real Estate, Inc, entered into a Lease Agreement dated as of November 18, 1993, as amended by Amendment No. 1 to Lease Agreement dated as of March 15, 1995; and

         WHEREAS, the Guarantor and the Lessor entered into a Guaranty, dated as of November 18, 1993 (the "Guaranty"); and

         WHEREAS, in connection with Amendment No. 1 to Lease Agreement and Amendment No. 1 to Agreement for Lease, the Guarantor and the Lessor now desire to amend the Guaranty.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Section 11 of the Guaranty is hereby amended by adding the following new subparagraphs (d), (e) and (f) to such section, which new subparagraphs shall read in their entirety as follows:

         (d) CONSOLIDATED TANGIBLE NET WORTH. The Guarantor's Consolidated Tangible Net Worth as of the last day of any fiscal quarter of the Guarantor ending after the date hereof shall not be less than the sum of (i) $402 million PLUS (ii) an amount equal to fifty percent (50%) of the Guarantor's cumulative positive net income for each of its fiscal quarters that shall have commenced after December 31, 1994 and ended prior to (but not on) the date such determination is being made. For purposes hereof, the term: (1) "Consolidated Tangible Net Worth" means, on any date of determination, the total shareholder equity of the Guarantor, less goodwill and intangible assets (other than intangibles for capitalized software, prepaid royalties, patents and other intellectual property), all as determined on a consolidated basis in accordance with generally accepted accounting principles and as

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         shown on the Guarantor's Compliance Certificate (as hereinafter defined) delivered by the Guarantor pursuant to this Section 11(d), provided that if the Guarantor shall fail to furnish any such certificate, Consolidated Tangible Net Worth shall be determined on the basis of the Guarantor's most recent quarterly financial statements; and (2) "net income" shall mean, for any period, the net income of the Guarantor and its subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles. The Guarantor shall deliver to the Lessor promptly, and in any event not more than 100 days after the end of each fiscal year of the Guarantor, and in any event not more than 60 days after the end of each fiscal quarter), a certificate of an appropriate officer of the Guarantor (a "Compliance Certificate") setting forth the calculation and/or information in respect of (x) the Guarantor's Consolidated Tangible Net Worth as of the end of such fiscal period, determined in accordance with this Section 11(d), (y) the Guarantor's Fixed Charge Coverage Ratio (as defined in Section 11(e)) as of the end of such fiscal period, determined in accordance with Section 11(e) hereof and (z) any purchases, redemptions or acquisitions of the capital stock of the Guarantor and/or any of its subsidiaries other than the type described in clause (ii) of Section 11(f) hereof made during such fiscal period.

         (e) FIXED CHARGE COVERAGE RATIO. The Guarantor shall not permit its Fixed Charge Coverage Ratio as of the end of any Measurement Period, to be less than 2.00:1.00. For purposes hereof, the term "Fixed Charge Coverage Ratio" means, on any date of determination, determined on a consolidated basis in accordance with generally accepted accounting principles, the ratio of (i) the sum of the Guarantor's earnings before interest expense, rent expense, income taxes and non-recurring charges (i.e., restructuring and merger related charges) for such Measurement Period, but including interest income for such Measurement Period, TO (ii) all obligations of the Guarantor paid in such Measurement Period in respect of interest expense and rent expense. For purposes hereof, the term "Measurement Period" means, with respect to any fiscal quarter of the Guarantor, the period of four fiscal quarters ending on the last day of such fiscal quarter.

         (f) STOCK REPURCHASE. The Guarantor shall not, and shall not suffer or permit any of its subsidiaries to purchase, redeem, or otherwise acquire for value any shares of its capital stock or any warrants or options to acquire such shares, now or hereafter outstanding; except that (i) the Guarantor and its subsidiaries may

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         purchase shares of their respective capital stock; PROVIDED, that the aggregate amount of cash or other consideration for such purchases does not exceed $250 million during any fiscal year of the Guarantor and (ii) the Guarantor and its subsidiaries may effect purchases, redemptions or other acquisitions for value of the capital stock of any subsidiary of the Guarantor in connection with the merger, consolidation, or other corporate reorganization or restructuring involving the Guarantor and/or its subsidiaries, provided that such merger, consolidation or other corporate reorganization or restructuring is otherwise permitted by this Guaranty.

         2. The Guarantor hereby agrees to deliver to the Lessor on the date hereof a certificate dated the date of this Amendment No. 1, from the Secretary or Assistant Secretary of the Guarantor certifying (i) as to the incumbency and signature of each officer of the Guarantor authorized to execute and deliver this Amendment No. 1, (ii) that attached thereto are true and complete copies of the Restated Certificate of Incorporation and By-Laws of the Guarantor as in full force and effect on the date of this Amendment No. 1 and (iii) that attached thereto is a true and complete copy of the resolutions of the Board of Directors of the Guarantor authorizing the execution, delivery and performance of this Amendment No. 1 and the transactions contemplated hereby, together with a certificate of another officer of the Guarantor as to the incumbency and signature of such Secretary or Assistant Secretary.

         3. The Guarantor hereby represents and warrants that each of the representations and warranties made in Section 4 of the Guaranty are Accurate and Complete with the same force and effect as though made on and as of the date of this Amendment No. 1, except to the extent that any such representations or warranties expressly relate to an earlier date, in which case, such representations and warranties were Accurate and Complete on and as of such earlier date.

         For purposes of this paragraph, the term "Accurate and Complete" means when referring to any representation or warranty, that such representation and warranty is true in all material respects and that the Guarantor has not failed to disclose to the Lessor in writing any fact which if not disclosed to the Lessor would make the facts actually stated materially misleading.

         4. Except as expressly modified and amended hereby, the Guaranty remains unchanged and in full force and effect in all respects. As expressly modified and amended hereby, the Guarantor hereby affirms the Guaranty.

         5. THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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         6.   This Amendment No. 1 may be executed in any number of
counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment No. 1.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to be executed by their officers thereunto duly authorized as of the date first above written.

                                       SILICON GRAPHICS, INC.,
                                         as Guarantor


                                       By:    /s/ Stanley J. Meresman
                                            ------------------------------
                                       Name:  Stanley J. Meresman
                                       Title: Senior Vice President,
                                       Finance and Chief
                                       Financial Officer



                                       By:      /s/ Tom Oswold
                                            --------------------
                                       Name:  Tom Oswold
                                       Title: Vice President,
                                              Finance and Treasurer

Acknowledged and Agreed:

VIRTUAL FUNDING, LIMITED PARTNERSHIP

By:   Virtual Capital, Inc.,
      General Partner


By:   /s/ Clinton W. Lane
    -------------------------
    Name:  Clinton W. Lane
    Title: Vice President and
           Assistant Secretary